Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Weyerhaeuser for the year ended December 31, 2012 and as of and for the six month periods ended June 30, 2013 and 2012, included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and the Company’s quarterly report on Form 10-Q for the respective periods, and Longview Timber LLC (“Longview” or “Longview Timber”) included or incorporated by reference in this Report on Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as at June 30, 2013, is presented as if the Additional Common Shares Offering (as defined below) and the acquisition by Weyerhaeuser of all of the outstanding equity interests in Longview Timber (the “Acquisition”) were completed on that date. The unaudited pro forma condensed combined statements of operations data for the six month periods ended June 30, 2013 and 2012, and the year ended December 31, 2012, assume that the Prior Offerings (as defined below) and the Acquisition were completed on January 1, 2012. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Prior Offerings and the Acquisition, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Weyerhaeuser and Longview.

The unaudited pro forma condensed combined financial information contained in this Form 8K/A is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what the combined company’s financial position or results of operations would have been had the Transactions (as defined below) been completed as of the dates assumed for purposes of that pro forma financial information nor does it reflect the financial position or results of operations of the combined company following the Acquisition. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8K/A. For purposes of the unaudited pro forma condensed combined financial information, the Acquisition consideration has been preliminarily allocated to the assets acquired and liabilities assumed based on limited information presently available to Weyerhaeuser to estimate fair values. The Acquisition consideration has been allocated among the relative fair values of the assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The final allocation is dependent upon certain valuations and other analyses that could not be completed prior to the Acquisition and are required to make a definitive allocation. The actual amounts recorded upon completion of the valuation and other analyses related to the values as of July 23, 2013, the closing date of the Acquisition, may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities nor does it include any other items not expected to have a continuing impact on the consolidated results of operations. In addition, the pro forma adjustments for the Acquisition do not include any post-closing adjustments that may occur pursuant to the Purchase Agreement (as defined below), which may include adjustments of the purchase price, and any such post-closing adjustments may be material.

The unaudited pro forma condensed combined financial information contained in this Report on Form 8K/A assumes that we elect to pay any and all dividends with respect to the Mandatory Convertible Preference Shares (as defined below) in cash.

Certain amounts in the historical consolidated financial statements of Longview will be reclassified to conform to Weyerhaeuser’s financial statement presentation. Management will also continue to assess Longview’s accounting policies for adjustments in addition to those reflected in the pro forma condensed combined information that may be required to conform Longview’s accounting policies to those of Weyerhaeuser.

Weyerhaeuser Company

Unaudited Pro Forma Condensed Combined Balance Sheet

As at June 30, 2013

(In millions)

	Weyerhaeuser (Historical)	Longview (Historical)	Adjustments for the Additional Common Shares Offering	Purchase Accounting Adjustments	Pro Forma Combined
ASSETS
Forest Products
Current assets:
Cash and cash equivalents	$908	$32	$—	$(34)	$860
				(32)
				(11)
				(2)
				(1)
Receivables	632	11	—	(2)	641
Inventories	561	6	—	—	567
Prepaid expenses	96	4	—	—	100
Deferred tax assets	144	—	—	—	144

Total current assets	2,341	53	—	(82)	2,312
Property and equipment	2,706	2	—	—	2,708
Construction in progress	72	—	—	—	72
Timber and timberlands	3,949	1,491	—	1,245	6,685
Cash and cash equivalents designated for the Purchase of Longview Timber LLC	1,450	—	117	(1,567)	—
Investments in and advances to equity affiliates	186	1	—	—	187
Other assets	455	5	—	(5)	468
				11
				2
Restricted financial investments held by variable interest entities	615	—	—	—	615
Real Estate assets	2,134	—	—	—	2,134

Total assets	$13,908	$1,552	$117	$(396)	$15,181

LIABILITIES AND EQUITY
Forest Products
Current liabilities:
Notes payable	$2	$—	$—	$—	$2
Current maturities of long-term debt	163	—	—	—	163
Accounts payable	341	7	—	(2)	346
Accrued liabilities	573	12	—	—	585

Total current liabilities	1,079	19	—	(2)	1,096
Long-term debt	3,842	1,070	—	70	4,982
Long-term debt (nonrecourse to the company) held by variable interest entities	511	—	—	—	511
Due to related party	—	19	—	(19)	—
Deferred income taxes	38	—	—	—	38
Deferred pension and other postretirement benefits	1,785	—	—	—	1,785
Other liabilities	446	—	—	—	446
Real Estate liabilities	301	—	—	—	301

Total liabilities	8,002	1,108	—	49	9,159

Equity:
Weyerhaeuser shareholders’ interest:
Mandatory Convertible Preference Shares	14	—	—	—	14
Common Shares	722	—	5	—	727
Other capital	6,290	—	112	—	6,402
Retained earnings	350	—	—	(1)	349
Cumulative comprehensive loss	(1,508)	—	—	—	(1,508)
Members’ equity	—	444	—	(444)	—

Total Weyerhaeuser shareholders’ interest	5,868	444	117	(445)	5,984
Noncontrolling interests	38	—	—	—	38

Total equity	5,906	444	117	(445)	6,022

Total liabilities and equity	$13,908	$1,552	$117	$(396)	$15,181

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Weyerhaeuser Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2013

(In millions, except per share data)

	Weyerhaeuser (Historical)	Longview (Historical)	Adjustments for Prior Offerings	Purchase Accounting Adjustments	Pro Forma Combined
Net sales and revenues	$4,092	$160	$—	$(53)	$4,199
Cost of products sold	3,197	129	—	(53)	3,232
				(41)

Gross margin	895	31	—	41	967
Selling, general and administrative expenses	331	6	—	—	337
Research and development expenses	15	—	—	—	15
Charges for restructuring, closures and impairments	10	—	—	—	10
Other operating income, net	(28)	(2)	—	—	(30)

Operating income	567	27	—	41	635
Interest income and other	21	—	—	—	21
Interest expense, net of capitalized interest	(163)	(29)	—	4	(188)

Earnings before income taxes	425	(2)	—	45	468
Income taxes	(83)	(2)	—	—	(85)

Net earnings	342	(4)	—	45	383
Dividends on preference shares	(2)	—	(20)	—	(22)

Net earnings attributable to Weyerhaeuser common shareholders	$340	$(4)	$(20)	$45	$361

Earnings per share attributable to Weyerhaeuser common shareholders:
Basic	$0.62				$0.62
Diluted	$0.61				$0.62
Weighted average shares outstanding (in thousands):
Basic	549,159				580,426
Diluted	554,301				585,568

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Weyerhaeuser Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

(In millions, except per share data)

	Weyerhaeuser (Historical)	Longview (Historical)	Adjustments for Prior Offerings	Purchase Accounting Adjustments	Pro Forma Combined
Net sales and revenues	$3,287	$124	$—	$(32)	$3,379
Cost of products sold	2,806	116	—	(32)	2,856
				(34)

Gross margin	481	8	—	34	523
Selling, general and administrative expenses	292	9	—	—	301
Research and development expenses	15	—	—	—	15
Charges for restructuring, closures and impairments	16	—	—	—	16
Other operating income, net	(119)	—	—	—	(119)

Operating income	277	(1)	—	34	310
Interest income and other	23	2	—	—	25
Interest expense, net of capitalized interest	(173)	(30)	—	3	(200)

Earnings before income taxes	127	(29)	—	37	135
Income taxes	(2)	(1)	—	—	(3)

Net earnings	125	(30)	—	37	132
Dividends on preference shares	—	—	(22)	—	(22)

Net earnings attributable to Weyerhaeuser common shareholders	$125	$(30)	$(22)	$37	$110

Earnings per share attributable to Weyerhaeuser common shareholders:
Basic	$0.23				$0.19
Diluted	$0.23				$0.19
Weighted average shares outstanding (in thousands):
Basic	537,667				571,017
Diluted	539,880				573,230

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Weyerhaeuser Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

(In millions, except per share data)

	Weyerhaeuser (Historical)	Longview (Historical)	Adjustments for Prior Offerings	Purchase Accounting Adjustments	Pro Forma Combined
Net sales and revenues	$7,059	$245	$—	$(68)	$7,236
Cost of products sold	5,810	230	—	(68)	5,904
				(68)

Gross margin	1,249	15	—	68	1,332
Selling, general and administrative expenses	630	19	—	—	649
Research and development expenses	32	—	—	—	32
Charges for restructuring, closures and impairments	32	—	—	—	32
Other operating income, net	(180)	—	—	—	(180)

Operating income	735	(4)	—	68	799
Interest income and other	52	—	—	—	52
Interest expense, net of capitalized interest	(348)	(60)	—	6	(402)

Earnings before income taxes	439	(64)	—	74	449
Income taxes	(55)	(2)	—	—	(57)

Net earnings	384	(66)	—	74	392
Net loss attributable to noncontrolling interests	1	—	—	—	1
Dividends on preference shares	—	—	(44)	—	(44)

Net earnings attributable to Weyerhaeuser common shareholders	$385	$(66)	$(44)	$74	$349

Earnings per share attributable to Weyerhaeuser common shareholders:
Basic	$0.71				$0.61
Diluted	$0.71				$0.61
Weighted average shares outstanding (in thousands):
Basic	539,140				572,490
Diluted	542,310				575,660

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

On June 14, 2013, we entered into a purchase agreement (the “Purchase Agreement”) with Longview Timber Holdings, Corp. and certain of its security holders, other related agreements to acquire, with cash, all of the equity interests in Longview Timber for an aggregate purchase price of $2.65 billion (which amount includes the assumption of Longview’s senior secured fixed and floating rate loans in an aggregate principal amount of $1.07 billion under the Amended and Restated Loan Agreement dated as of November 4, 2008, as further amended, among Longview Timber Corp., Longview Timberlands LLC and Metropolitan Life Insurance Company (collectively, the “Longview Existing Debt”), and is subject to adjustment based on Longview’s net working capital and net cash at the closing date of the Acquisition in accordance with the terms of the Purchase Agreement. To finance the Acquisition, Weyerhaeuser issued the following:

•

29,000,000 of our common shares, par value $1.25 per share (the “Common Shares”), on June 24, 2013, at the price of $27.75 per common share for net proceeds of $781 million (the “Common Shares Offering”);

•

13,800,000 6.375% Mandatory Convertible Preference Shares, Series A, par value $1.00 and liquidation preference of $50.00 per share (the “ Mandatory Convertible Preference Shares”), on June 24, 2013, for net proceeds of $669 million (the “Mandatory Convertible Preference Shares Offering” and, together with the Common Shares Offering and the Additional Common Shares Offering, the “Prior Offerings”); and

•

4,350,000 common shares on July 8, 2013, at the price of $27.75 per share for net proceeds of $117 million, in connection with the exercise by the underwriters of the Common Shares Offering of the additional common shares purchase option (the “Additional Common Shares Offering”).

Net proceeds received from the issuances of shares are recorded in “Cash and cash equivalents designated for the purchase of Longview Timber LLC” in the Unaudited Pro Forma Condensed Combined Balance Sheet. The Acquisition closed on July 23, 2013.

Weyerhaeuser will account for the Acquisition as a purchase in accordance with accounting principles generally accepted in the United States. Under the purchase method, the assets and liabilities of Longview will be recorded as of the date of the Acquisition at their respective fair values.

2. Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following table presents the preliminary purchase accounting adjustments to the net book value of the assets acquired and liabilities of Longview assumed based on the preliminary estimates of fair values of the assets acquired and liabilities assumed as if the Acquisition occurred at June 30, 2013.

Net cash paid	$1,601
Less book value of Longview net assets	(444)

Excess purchase price to be allocated	$1,157

Fair market value adjustments:
Eliminate Longview cash	$(32)
Timber and timberlands	1,245
Eliminate deferred debt costs	(5)
Eliminate related party payables	19
Long-term debt	(70)

Total allocations	$1,157

Purchase accounting adjustments have been reflected to eliminate the historical Longview equity balances. Receivable and accounts payable balances related to Longview sales to Weyerhaeuser have been eliminated. Weyerhaeuser paid an $11 million deposit related to interest on the assumed Longview debt that is reflected as a long-term asset and $2 million to transfer the debt to Weyerhaeuser from Longview, which is reflected as a long-term asset and will be amortized over the life of the debt. A purchase accounting adjustment has been reflected on the retained earnings line to include estimated other transaction expenses of $1 million.

No deferred income taxes have been provided on the fair market value adjustments because Longview operates as a REIT and almost all of its income will continue to be distributed to shareholders without first paying corporate level tax.

3. Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustment to net sales and revenues and cost of products sold includes the elimination of Longview sales to Weyerhaeuser. Additionally, cost of products sold includes a net reduction in combined depletion expense. Longview computed depletion rates by dividing the carrying amount of merchantable timber by the volume of merchantable timber estimated to be available by region in Oregon and Washington. Weyerhaeuser computes depletion rates by dividing the net carrying value of timber by the related volume of timber estimated to be available over the growth cycle. Further, Weyerhaeuser calculates depletion in the West in a Western depletion pool, as opposed to by region in Oregon and Washington. Conforming Longview’s depletion method to Weyerhaeuser’s depletion method results in a decrease in Longview’s historical depletion for the periods presented. This is partially offset by an increase in Weyerhaeuser’s historical depletion as a result of including the fair value basis of the Longview timber in Weyerhaeuser’s Western depletion pool. Total depletion under the two depletion methods will be the same amount over the harvest cycle.

The adjustment to interest expense, net of capitalized interest, reflects the elimination of amortization of losses recognized by Longview on terminated interest rate swaps and the elimination of amortization of Longview’s deferred loan costs. During second quarter 2013, we paid $11 million in fees related to a bridge loan commitment obtained in connection with the Acquisition. Upon closing of the Acquisition on July 23, 2013, we terminated the bridge loan commitment, which was unfunded, and the fees associated therewith will be expensed in third quarter 2013.

For purposes of calculating pro forma condensed combined basic and diluted earnings per share, we gave effect to the Prior Offerings and used the actual dividend rate of 6.375% on the Mandatory Convertible Preference Shares, or $3.1875 per Mandatory Convertible Preference Share annually. Accordingly, dividends on the Mandatory Convertible Preference Shares would have been $22 million for each of the six month periods ended June 30, 2013 and 2012, and $44 million for the year ended December 31, 2012, and were subtracted from net earnings attributable to Weyerhaeuser common shareholders, or $0.04 and $0.08 per Common Share, respectively, during such periods. The Mandatory Convertible Preference Shares are initially convertible into a maximum of 20,720,721 Common Shares, assuming mandatory conversion based on an “applicable market rate” (as determined pursuant to the terms of the Mandatory Convertible Preference Shares) for our Common Shares equal to $33.30 per Common Share. We have assumed that none of the Mandatory Convertible Preference Shares have been converted for purposes of calculating pro forma combined diluted earnings per share because conversion would have had an antidilutive effect. We have also assumed that we elect to pay all dividends on the Mandatory Convertible Preference Shares in cash.